UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 842-8872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2018, Frank O. Ekejija and Elder Jeffre Saint James were appointed to the Company’s Board of Directors. A summary of Messrs.’ Ekejija and James background and experience is as follows:

Frank Ekejija. Mr. Ekejija, age 59, has over 35 years of proven experience as a Business and Financial Consultant spanning all areas of finance, insurance, securities, private banking, venture capital, commodities, international trade, real estate, and mortgage banking. Frank Ekejija has been at the cutting edge as a Business and Financial Consultant offering leadership as Founder, Co-Founder, President, Chairman and CEO in several businesses and organizations. He has held positions of responsibilities with companies such as: Allstate Financial Services, Inc, The Mony Group, Countrywide Mortgage, Inc., WMA Securities, Western Reserve, AEGON Skandia, AIG, American General Life and Bankers Life.

Mr. Ekejija is impacting the world through his philanthropic and humanitarian support systems. He started International Business Services as a DBA in 1984 in Dallas, Texas, a business and financial service Consulting firm until it merged with SPG Capital Corp in 1993. He became the CEO of Samson Petitt and Gaskin AKA SPG Capital from 1993 through 2000. He has been the President/CEO of Network Venture Capital (NVC) FUND Holdings group of companies for 17 years. He is Head of the Ekejija Family Association, and FE Global Executive Entity of Bahamas. He is the Chairman/CEO of NVC Fund Trust, a global financial powerhouse which he founded 17 years ago as successor to all his previous businesses.

Elder Jeffre Saint James, D. PSc, MBA. Mr. James, age 54 is a Permanent Service Disabled American Veteran who served in the US Army in the early 1980’s during the American Cold War. He has over 30 years’ experience in the Mortgage Banking, Finance and Business Administrative industries. He authored “The Real Estate Guild: How to Buy a Home or Investment Property - with not so good credit.” And was a featured guest on the “All About Mortgage Program” in Atlantic City New Jersey. He maintains affiliations with the Black American Family Christian Agenda, the Covenant Fellowship International Network, Shiloh Pentecostal Church, the Military Wounded Support Foundation, Homes for Veterans, The New Wealth Foundation, the Strong Family Fund, PowerNomics®, the Youth Achievers USA Institute, LTL Compassion Center for Veterans, L3C, SMCL Foundation and Associates CHDO, Solid Rock International, and the Pastoral Medical Association, The People’s Compassion Centers of Amexem Ministry, SSM. Builds Self-Sustaining Intentional Communities. SSIC

Elder James was born in the Philadelphia, Pennsylvania and holds an MBA from Concordia College and University with a Major in Management. He became a Licensed Diplomat of Pastoral Science of the Pastoral Medical Association in 2013 and is licensed as an Ordained Minister, and has Associates Degrees in Business Finance, Computerized Bookkeeping, and Business Administration. Mr. James currently serves as the Managing Member for R.A. Management Group LLC a Service Disabled Veterans Owned Small Business, From Jan 10, 2010 to present. This firm provides, Real Estate Development Services, Project Management, Design Build and Engineering Services. Licensed Insurance Agent. Annuity Services. Pharmaceutical Sales Agent, Medical Equipment and Supplies, Certified Hedge Fund Services. Mr. James also serves as a Trustee for Saint James Holding and Investment Company Trustee a Delaware Statutory Trust, in which the firm has been established since 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherubim Interests, Inc.

Date: February 6, 2018By: /s/ Patrick Johnson

Patrick Johnson,

Chief Executive Officer